                                                                  EXHIBIT (5)(e)



                         INVESTMENT ADVISORY AGREEMENT


         AGREEMENT made as of May 1, 1995 between CONESTOGA FAMILY OF FUNDS, a Massachusetts trust with transferrable shares (the "Company"), and Meridian Investment Company (the "Investment Adviser").

         WHEREAS, the Company is registered as an open-end, diversified, management investment company under the Investment Company Act of 1940, as amended ("1940 Act"); and

         WHEREAS, the Company desires to retain the Investment Adviser to furnish investment advisory services to the International Equity Fund and such other investment portfolios of the Company as the Company and the Investment Adviser may agree upon from time to time (each, a "Fund" and collectively, the "Funds") and the Investment Adviser represents that it is willing and possesses legal authority to so furnish such services;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

         1. APPOINTMENT. The Company hereby appoints the Investment Adviser to act as investment adviser to the Fund or Funds identified on Schedule A hereto for the period and on the terms set forth in this Agreement. The Investment Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided. Additional Funds may be added to this Agreement from time to time by the parties executing a new Schedule A which shall become effective upon its execution and shall supersede any Schedule A having an earlier date.

         2. DELIVERY OF DOCUMENTS. The Company has furnished the Investment Adviser with copies properly certified or authenticated of each of the following:

                 (a) the Company's Agreement and Declaration of Trust, as executed on August 1, 1989 and as filed with the Secretary of State of the Commonwealth of Massachusetts on August 2, 1989, and all amendments thereto or restatements thereof;

                 (b) the Company's Code of Regulations and any amendments thereto;

                 (c) resolutions of the Company's Board of Trustees authorizing the appointment of the Investment Adviser and approving this Agreement;
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                 (d)      the Company's Notification of Registration on Form
N-8A under the 1940 Act as filed with the Securities and Exchange Commission on August 9, 1989 and any amendments thereto;

                 (e) the Company's Registration Statement on Form N-1A under the Securities Act of 1933, as amended ("1933 Act") (File No. 33-30431) and under the 1940 Act as filed with the Securities and Exchange Commission and all amendments thereto; and

                 (f) the most recent prospectus and Statement of Additional Information of each Fund (such prospectuses and Statement of Additional Information, as presently in effect, and all amendments and supplements thereto are herein collectively called the "Prospectus").

         The Company will furnish the Investment Adviser from time to time with copies of all amendments of or supplements to the foregoing.

         3. MANAGEMENT. Subject to the supervision of the Company's Board of Trustees, the Investment Adviser will provide a continuous investment program for each Fund, including investment research and management with respect to all securities and investments and cash equivalents in said Funds. The Investment Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by the Company with respect to each Fund. The Investment Adviser will provide the services under this Agreement in accordance with each Fund's investment objective, policies, and restrictions as stated in the Prospectus and resolutions of the Company's Board of Trustees. The Investment Adviser further agrees that it:

                 (a) will use the same skill and care in providing such services as it uses in providing services to other accounts for which it has investment responsibilities;

                 (b) will conform with all applicable Rules and Regulations of the Securities and Exchange Commission and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to the investment advisory activities of the Investment Adviser;

                 (c) will not make loans to any person to purchase or carry units of beneficial interest in the Company or make interest-bearing loans to the Company;

                 (d) will place orders pursuant to its investment determinations for the Company either directly with the issuer or with any broker or dealer. In placing orders with brokers and dealers, the Investment Adviser will attempt to obtain prompt





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execution of orders in an effective manner at the most favorable price.
Consistent with this obligation, when the execution and price offered by two or more brokers or dealers are comparable, the Investment Adviser may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide the Investment Adviser with research advice and other services; In no instance will portfolio securities be purchased from or sold to The Winsbury Company, Meridian Investment Company, or any affiliated person of either the Company, The Winsbury Company, or Meridian Investment Company;

                 (e) will maintain all books and records with respect to the Company's securities transactions and will furnish the Company's Board of Trustees such periodic and special reports as the Board may request;

                 (f) will treat confidentially and as proprietary information of the Company all records and other information relative to the Company and prior, present, or potential interestholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where the Investment Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company; and

                 (g) will maintain its policy and practice of conducting its fiduciary functions independently. In making investment recommendations for the Company, the Investment Adviser's personnel will not inquire or take into consideration whether the issuers of securities proposed for purchase or sale for the Company's account are customers of the Investment Adviser or of its parent or its subsidiaries or affiliates. In dealing with such customers, the Investment Adviser and its parent, subsidiaries, and affiliates will not inquire or take into consideration whether securities of those customers are held by the Company.

         4. ASSISTANCE. The Investment Adviser may employ or contract with other persons to assist it in the performance of this Agreement (herein, a "Sub-Adviser"); provided, however, that the retention of any Sub-Adviser shall be approved as may be required by the 1940 Act. A Sub-Adviser may perform under the supervision of the Investment Adviser any or all services described under Section 3. Sub-Advisers may include other investment advisory or management firms and officers or employees who are employed by both the Investment Adviser and the Company. The fees or other compensation of any Sub-Adviser shall be paid





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by the Investment Adviser and no obligation may be incurred on the Company's behalf to any such person.

         In the event that the Investment Adviser appoints a Sub-Adviser, the Investment Adviser will review, monitor, and report to the Company's Board of Trustees on the performance and investment procedures of any such Sub-Adviser; assist and consult with any Sub-Adviser in connection with the Fund's continuous investment program; and approve lists of foreign countries which may be recommended by any Sub-Adviser for investment by the Fund.

         5. SERVICES NOT EXCLUSIVE. The investment management services furnished by the Investment Adviser hereunder are not to be deemed exclusive, and the Investment Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

         6. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Investment Adviser hereby agrees that all records which it maintains for the Company are the property of the Company and further agrees to surrender promptly to the Company any of such records upon the Company's request. The Investment Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

         7. EXPENSES. During the term of this Agreement, the Investment Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Company.

         8. COMPENSATION. For the services provided and the expenses assumed pursuant to this Agreement, each Fund will pay the Investment Adviser and the Investment Adviser will accept as full compensation therefor a fee equal to the lesser of (i) the fee computed daily and paid monthly at the applicable annual rate set forth on Schedule A hereto, or (ii) such fee as may from time to time be agreed upon in writing by the Company and the Investment Adviser in advance of the period to which the fee relates. Each Fund's obligation to pay the above-described fee to the Investment Adviser will begin as of the date of the initial public sale of shares in that Fund.

         If in any fiscal year the aggregate expenses of any Fund (as defined under the securities regulations of any state having jurisdiction over the Company) exceed the expense limitations of any such state, the Investment Adviser will reimburse such Fund for a portion of such excess expenses equal to such excess times the ratio of the fees otherwise payable by such Fund to the Investment Adviser hereunder to the sum of the aggregate fees





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
otherwise payable by the Fund to the Investment Adviser hereunder and to The Winsbury Company under the Administration Agreement between The Winsbury Company and the Company. The obligation of the Investment Adviser to reimburse the Funds hereunder is limited in any fiscal year to the amount of its fee hereunder for such fiscal year, provided, however, that notwithstanding the foregoing, the Investment Adviser shall reimburse the Funds for such proportion of such excess expenses regardless of the amount of fees paid to it during such fiscal year to the extent that the securities regulations of any state having jurisdiction over the Company so require. Such expense reimbursement, if any, will be estimated daily and reconciled and paid on a monthly basis.

         The fee attributable to each Fund shall be the several (and not joint or joint and several) obligation of each such Fund.

         9. LIMITATION OF LIABILITY. The Investment Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by any Fund in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

         10. DURATION AND TERMINATION. This Agreement will become effective as to a Fund as of the date first written above, provided that it shall have been approved by vote of a majority of the outstanding voting securities of such Fund in accordance with the requirements under the 1940 Act, and, unless sooner terminated as provided herein, shall continue in effect for two years after such effective date. Thereafter, if not terminated, this Agreement shall continue in effect as to each Fund for successive yearly periods, provided that such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Company's Board of Trustees who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the vote of a majority of the Company's Board of Trustees or by the vote of a majority of the outstanding voting securities of such Fund. Notwithstanding the foregoing, this Agreement may be terminated as to a particular Fund at any time on 60 days' written notice, without the payment of any penalty, by the Company (by vote of the Company's Board of Trustees or by vote of a majority of the-outstanding voting securities of such Fund) or by the investment Adviser. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the meaning given to such terms by the 1940 Act.)





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         11.     AMENDMENT OF THIS AGREEMENT.  No provision of this Agreement may be changed, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or-termination is sought.

         12. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the law of the State of Ohio.

                 The names "Conestoga Family of Funds" and "Trustees of Conestoga Family of Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated August 1, 1989 which is hereby referred to and a copy of which is on file at the office of the State Secretary of The Commonwealth of Massachusetts and at the principal office of the Trust. The obligations of "Conestoga Family of Funds" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the Trust Property, and all persons dealing with any class of shares of the Trust must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Trust.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers designated below as of the day and year first above written.


                                                  CONESTOGA FAMILY OF FUNDS


Seal                                              By:s/
                                                     ------------------------

                                                  Title:   Vice President
                                                        ---------------------


                                                  MERIDIAN INVESTMENT COMPANY


Seal                                              By:s/ Philip H. Brown II
                                                     ------------------------

                                                  Title:      President
                                                        ---------------------





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
                                   Schedule A
                                     to the
                         Investment Advisory Agreement
                     between Conestoga Family of Funds and
                          Meridian Investment Company
                            dated November 27, 1989


Name of Fund                                                    Compensation*
------------                                                    -------------
International Equity Fund                                            1.00%

                                                  CONESTOGA FAMILY OF FUNDS

                                                  By:s/
                                                     ------------------------

                                                  Title:   Vice President
                                                        ---------------------

                                                  Date: May 1, 1995


                                                  MERIDIAN INVESTMENT COMPANY

                                                  By:s/ Philip H. Brown II
                                                     ------------------------

                                                  Title:      President
                                                        ---------------------

                                                  Date: May 1, 1995


---------------------------

* All fees are stated as an annual rate based upon the Fund's average daily net assets and are computed daily and payable monthly.





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